OTHER EXHIBIT


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 NOTIFICATION OF ELECTION PURSUANT TO RULE 18f-1
              UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED



                             METAMARKETS.COM FUNDS
                            Exact Name of Registrant

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                            NOTIFICATION OF ELECTION


          MetaMarkets.com Funds (the "Fund"), an open-end investment company registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), hereby notifies the Commission that it elects to commit itself to pay in cash all redemptions by a shareholder of record as provided by Rule 18f-1 under the 1940 Act (the "Rule"). The Fund understands that this election is irrevocable while the Rule is in effect unless the Commission by order upon application permits the withdrawal of this Notification of Election.


                                    SIGNATURE

          Pursuant to the requirements of Rule 18f-1 under the 1940 Act, the Fund has caused this Notification of Election to be duly executed on its behalf in the City of South San Francisco and the State of California on July 20, 1999.


                                              METAMARKETS.COM FUNDS


                                              By:/s/ Donald L. Luskin
                                                 ---------------------------
                                                 Name: Donald L. Luskin
                                                 Title:President and Treasurer



Attest: /s/ Alaina Metz
        -----------------------------------
        Name:  Alaina Metz
        Title: Assistant Secretary